Exhibit 99.1

Oplink Reports First Quarter Fiscal Year 2012 Financial Results

Fremont, Calif., -- October 27, 2011 -- Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems, today reported its financial results for its first quarter of fiscal 2012, ended September 30, 2011.

Revenues for the first quarter of fiscal 2012 were $43.4 million and GAAP net income was $1.2 million, or $0.06 per diluted share. This compares to revenues of $49.6 million and GAAP net income of $5.6 million, or $0.28 per diluted share, reported in the same period of the prior year.

Non-GAAP net income for the first quarter of fiscal 2012 was $3.1 million, or $0.15 per diluted share, as compared to $8.3 million, or $0.41 per diluted share, reported in the same period of the prior year.  Non-GAAP results exclude the items described in the Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures attached to this press release.

Oplink generated $8.0 million in cash from operations and used $19.8 million for stock repurchases.  The Company closed the quarter with cash, cash equivalents and short-term investments of $173.3 million. The Company also announced the authorization of an additional $40 million for future stock repurchases.  Such purchases may be made in the open market, through block trades, in privately negotiated transactions or otherwise.

"Our financial results in the first quarter were in line with the outlook we provided last quarter," commented Joe Liu, Chairman and CEO of Oplink.  "We believe that the trends toward demand for flexible networks will drive our business for the long-term and are optimistic about our ability to gain market share over time."

Business Outlook for the Quarter Ending December 31, 2011

For the quarter ending December 31, 2011, the Company expects to report revenues between $40 million and $43 million and GAAP net income per diluted share of approximately $0.02 to $0.08.  On a non-GAAP basis, excluding stock compensation, amortization of intangible assets and other non-cash or non-recurring charges, if any, the Company expects earnings per diluted share of approximately $0.07 to $0.13. GAAP and non-GAAP net income per diluted share for the quarter ending December 31, 2011 assume an effective tax rate of 41% and 36%, respectively.

Conference Call Information

The Company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on October 27, 2011.  The conference call can be accessed by dialing 1-877-941-8418, or 1-480-629-9809 (outside the U.S. and Canada). A live webcast will be available on the Investors section of Oplink’s corporate website at www.oplink.com and via replay beginning approximately two hours after the completion of the call until Oplink’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on October 27, 2011 until 11:59 p.m. Pacific Time on November 3, 2011, by dialing 1-303-590-3030 or 1-800-406-7325 (outside the U.S. and Canada) and entering pass code 4481641#.

Non-GAAP Financial Measures

In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables.

Oplink believes that providing these non-GAAP measures to its investors provides investors the benefit of viewing Oplink's performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oplink's "core operating performance" and its results of operations may look in the future. Oplink defines "core operating performance" as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as one-time tax benefits, impairment charges, restructuring charges, amortization of intangible assets and non-cash compensation related to stock and options, are not included in Oplink's view of "core operating performance."

About Oplink

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems. Oplink offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China. In addition, Oplink maintains optical-centric front-end design, application, and customer service functions at its offices in Fremont and Woodland Hills, California and has research facilities in Zhuhai and Wuhan, China and Hsinchu Science-Based Industrial Park in Taiwan. Oplink's customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, photonic foundry services incorporating its subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

Cautionary Statement

This press release contains forward-looking statements, including without limitation the statements under the heading "Business Outlook for the Quarter Ending December 31, 2011." These forward-looking statements involve risks and uncertainties that could cause Oplink's results to differ materially from those expressed or implied by such forward-looking statements, including the following risks and uncertainties: possible reductions in customer orders or delays in shipments of products to customers; potential effects from the flooding in Thailand, which may adversely affect our customers’ supply chains and result in delayed or cancelled orders for Oplink products; potential delays in introduction of new Oplink products; Oplink's reliance on a small number of customers for a substantial portion of its revenues; Oplink's reliance on third parties to supply critical components and materials for its products; intense competition in Oplink's target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry; the potential for a further downturn in the telecommunications industry or the overall economy in the United States or other parts of the world; and other risks detailed from time to time in Oplink's periodic reports filed with the Securities and Exchange Commission, including the Company's latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The foregoing information represents Oplink's outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Investor Relations

Erica Abrams
415-217-5864
erica@blueshirtgroup.com

Matthew Hunt
415-489-2194
matt@blueshirtgroup.com

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(TABLES TO FOLLOW)

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 30,	June 30,
	2011	2011
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$69,747	$52,644
Short-term investments	103,524	134,089
Accounts receivable, net	35,958	34,880
Inventories	24,910	24,719
Prepaid expenses and other current assets	9,476	10,706
Deferred tax assets	14,245	15,171
Total current assets	257,860	272,209
Property, plant and equipment, net	40,063	36,863
Goodwill and intangible assets, net	2,229	2,948
Deferred tax assets	8,290	8,291
Other assets	484	493
Total assets	$308,926	$320,804

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,535	$11,549
Accrued liabilities and other current liabilities	13,486	12,041
Total current liabilities	27,021	23,590
Non-current liabilities	7,092	6,852
Total liabilities	34,113	30,442
Stockholders' equity	274,813	290,362
Total liabilities and stockholders’ equity	$308,926	$320,804

(1)	The June 30, 2011 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$43,377	$43,667	$49,640
Cost of revenues	29,257	28,510	33,519
Gross profit	14,120	15,157	16,121
Operating expenses:
Research and development	4,975	5,161	3,399
Sales and marketing	2,588	2,459	2,458
General and administrative	2,609	2,717	1,868
Stock compensation expense	1,752	1,238	1,541
Amortization of intangible assets	316	406	451
Gain on sale/disposal of assets	(377)	(41)	-
Total operating expenses	11,863	11,940	9,717
Income from operations	2,257	3,217	6,404
Interest and other income, net	113	253	57
Income before benefit (provision) for income taxes	2,370	3,470	6,461
(Provision) benefit for income taxes	(1,147)	22,790	(881)
Net income	$1,223	$26,260	$5,580

Net income per share:
Basic	$0.06	$1.28	$0.29
Diluted	$0.06	$1.23	$0.28

Shares used in per share calculation:
Basic	19,707	20,535	19,335
Diluted	20,349	21,346	20,252

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)
	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010
Reconciliation of GAAP net income to non-GAAP net income:
Net income, GAAP	$1,223	$26,260	$5,580
Adjustments to measure non-GAAP:
Related to cost of revenues:
Stock compensation expense	109	110	117
Amortization of intangible assets	411	520	575
Total related to cost of revenues	520	630	692

Related to operating expenses:
Stock compensation expense	1,752	1,238	1,541
Amortization of intangible assets	316	406	451
Total related to operating expenses	2,068	1,644	1,992

Tax benefit related to future earnings	-	(22,631)	-
Tax effects on non-GAAP adjustments	(695)	-	-

Non-GAAP net income	$3,116	$5,903	$8,264

Net income per share, non-GAAP:
Basic	$0.16	$0.29	$0.43
Diluted	$0.15	$0.28	$0.41

Shares used in per share calculation:
Basic	19,707	20,535	19,335
Diluted	20,349	21,346	20,252

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$14,120	$15,157	$16,121
Stock compensation expense included in cost of revenues	109	110	117
Amortization of intangible assets included in cost of revenues	411	520	575
Non-GAAP gross profit	$14,640	$15,787	$16,813

GAAP gross margin rate	32.6%	34.7%	32.5%
Non-GAAP gross margin rate	33.8%	36.2%	33.9%

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended
	September 30,
	2011	2010
	(Unaudited)
Cash flows from operating activities:
Net income	$1,223	$5,580
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,463	1,352
Amortization of intangible assets	727	1,026
Stock compensation expense	1,861	1,658
Deferred income taxes	922	-
Gain on sale/disposal of assets	(377)	-
Other	192	290
Change in assets and liabilities	2,014	(4,366)
Net cash provided by operating activities	8,025	5,540

Cash flows from investing activities:
Net maturity of investments	30,526	14,978
Net purchases of property, plant and equipment	(1,716)	(2,425)
Net cash provided by investing activities	28,810	12,553

Cash flows from financing activities:
Proceeds from issuance of common stock	72	2,788
Repurchase of common stock	(19,799)	(6,534)
Net cash used in financing activities	(19,727)	(3,746)

Effect of exchange rate changes on cash and cash equivalents	(5)	32
Net increase in cash and cash equivalents	17,103	14,379
Cash and cash equivalents, beginning of period	52,644	40,711
Cash and cash equivalents, end of period	$69,747	$55,090